Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report on Form 10-Q of InteliData Technologies Corporation (the "Company") for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alfred S. Dominick, Jr., Chairman, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 10, 2005                By:      /s/ Alfred S. Dominick, Jr.
                                     ------------------------------------------
                                     Alfred S. Dominick, Jr.
                                     Chief Executive Officer and Acting Chief
                                     Financial Officer (Principal Executive
                                     Officer and Principal Financial Officer)



This certificate is being furnished as an exhibit to the Report pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Item 601 of Regulation S-K and not as a document "filed" as a part of the Report. This certificate shall not be deemed incorporated by reference into any of the Company's filings under the Exchange Act.